As filed with the Securities and Exchange Commission on March ___, 2000
                                                  Registration No. 333-_____




                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  _____________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                  _____________
                                COTELLIGENT, INC.
             (Exact name of Registrant as specified in its charter)

             Delaware                                        94-3173918
       (State or other jurisdiction of                      (IRS Employer
        incorporation or organization)                       Identification No.)

                                  _____________

                              101 California Street
                                   Suite 2050
                         San Francisco, California 94111
                                 (415) 439-6400
          (Address, including zip code, of Principal Executive Offices)
                                 ______________

                       1999 LEVERAGED STOCK PURCHASE PLAN

                     STOCK OPTION AGREEMENT FOR DAVID HAINES
                      (Full Title of the Plan or Agreement)
                                  _____________

                                James R. Lavelle
          Chairman of the Board, Chief Executive Officer and President
                              101 California Street
                                   Suite 2050
                         San Francisco, California 94111
                                 (415) 439-6400
                      (Name, address, and telephone number,
                   including area code, of agent for service)

                                  _____________

                                   Copies to:

David W. Pollak, Esq.                          Lorraine E. Vega, Esq.
Morgan, Lewis & Bockius LLP                    Cotelligent, Inc.
101 Park Avenue                                101 California Street, Suite 2050
New York, New York  10178                      San Francisco, California  94111
(212) 309-6000                                 (415) 439-6400

                                  _____________

                         CALCULATION OF REGISTRATION FEE

                                                                                          Proposed
                                                                        Proposed           maximum
                                                                         maximum          aggregate
      Title of securities to               Number of Shares to be       offering          offering           Amount of
          be registered                        registered (1)        price per share        price      registration fee (4)
--------------------------------------     ----------------------    ---------------      ---------    --------------------
Common Stock, $.01 par value per share           1,486,842            $3.5625(2)         $5,296,875        $1,398.37
                                                    35,000            $5.0625(2)           $177,188           $46.78
                                                    60,000            $4.5000(2)           $270,000           $71.28
                                                    75,000            $4.5000(2)           $337,500           $89.10
                                                    25,000            $4.5000(2)           $112,500           $29.70
                                                    25,000            $9.0000(2)           $225,000           $59.40
                                                   318,158            $6.3438(3)         $2,018,330          $532.84
                                              _____________                                              _____________

Total                                            2,025,000                                                 $2,227.47


(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock or common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the 1999 Leveraged Stock Purchase Plan and the Stock Option Agreement for David Haines.
(2) Calculated pursuant to Rule 457(h) for the purpose of calculating the registration fee, based upon the price at which outstanding options under the Stock Option Agreement for David Haines may be exercised and the price at which shares may be purchased under the 1999 Leveraged Stock Purchase Plan.
(3) Calculated pursuant to Rules 457(c) and (h), based upon the average of the high and low prices reported on the New York Stock Exchange for February 28, 2000.
(4) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: Proposed maximum aggregate offering price per share multiplied by .000264.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*

Item 2.   Registrant Information and Employee Plan Annual Information.*

          * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Act"), and the Explanatory Note to Part I of this Registration Statement on Form S-8.

                               Reoffer Prospectus



                                1,681,842 Shares



                                Cotelligent, Inc.



                                  Common Stock


                               __________________





     We are a software  professional  services  firm  specializing  in providing information technology consultants on a contract basis and consulting and outsourcing services to businesses with complex information technology operations. We are currently organized into two practice groups consisting of Technology Solutions and Professional Services. This prospectus relates to the resale of our common stock by our officers and directors and others who may be in a control relationship with us and by certain of our employees. The common stock which may be sold has previously been acquired, or will be acquired, by these individuals upon exercise of the right to purchase shares under the 1999 Leveraged Stock Purchase Plan, which became effective September 8, 1999.

     We will not receive any of the proceeds from these sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.


     Our common stock is quoted on the New York Stock Exchange (Symbol: CGZ). On February 28, 2000, the closing price of the common stock was $6.00 per share.


     Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is March 7, 2000

     We have not, nor has any individual named in this prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus. This prospectus does not constitute an offer to sell or solicitation of an offer to buy.

     We have filed a registration statement on Form S-8 in respect of the common stock offered by this prospectus with the SEC under the Securities Act of 1933 (the "Securities Act"). This prospectus does not contain all of the information contained in the registration statement. You should read this entire prospectus carefully as well as the registration statement for additional information.


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C., New York, N.Y. and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") prior to the termination of the offering:

* Our Quarterly Reports on Form 10-Q filed with the SEC on February 14, 2000, November 15, 1999, and August 16, 1999;

*    Our Annual Report on Form 10-K filed with the SEC on June 29, 1999;

* Our Current Reports describing unscheduled material events on Form 8-K filed with the SEC on February 14, 2000, December 6, 1999, and October 4, 1999; and

* Our Registration Statement on Form 8-A filed with the SEC on February 18, 1998, describing our common stock, including any amendments or reports filed for the purpose of updating the description of our common stock that is incorporated by reference therein.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                                Cotelligent, Inc.
                              101 California Street
                         San Francisco, California 94111
                    Attention: General Counsel and Secretary
                                 (415) 439-6400
                                _________________

     Our website is http://www.cotelligent.com. Information on our website is not part of this prospectus.

                                  OUR BUSINESS

     We are a software  professional  services  firm  specializing  in providing information technology consultants on a contract basis and consulting and outsourcing services to businesses with complex information technology operations. We are currently organized into two practice groups consisting of Technology Solutions and Professional Services. We conduct operations from offices across the United States. We also have two international consultant recruiting offices, one in Brazil and one in the Philippines. We provide our clients with information technology solutions for complex business issues. We also provide information technology professionals with a broad base of skills to our clients who have short-term staffing support requirements.

                                    PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of our common stock by the individuals named herein.

                              SELLING STOCKHOLDERS

     The individuals who may use this prospectus to sell our common stock are our officers, directors, and certain employees. The following table sets forth, with respect to such individuals: (1) the name of the selling shareholders and position with the Company within the past three years; (2) the number of shares of our outstanding Common Stock beneficially owned by each such individual prior to the offering; (3) the number of such shares that may be sold for the account of each such individual; and (4) the number of such shares and percentage of the outstanding shares of such class that will be owned by each such individual assuming the sale of all shares covered by this prospectus. We do not know whether the individuals listed below will sell any or all of their shares covered by this prospectus.



                                    Number of                                 Number of Shares
                                  Shares  Owned                               Owned Assuming          Percentage of Shares
Selling Stockholder                before this       Number of Shares         Sale of Shares          Owned Assuming Sale
                                   Offering(1)       Registered By This       Covered By this         of Shares Covered by
                                                     Prospectus(2)               Offering             this Offering(1)
---------------------------------  -------------    -------------------       ----------------        --------------------

James R. Lavelle
Chairman, Chief Executive
Officer                             1,171,975(3)                750,000                421,975                       2.84%
(since 1993) and President
(since February 9, 2000)


Daniel E. Jackson
Executive Vice President, Chief
Financial Officer and                 999,473(4)                736,842                262,631                       1.77%
Treasurer (A)


George Salerno
Vice President of Human               107,952(5)                 35,000                 72,952                           *
Resources (since 1998)


Steven C. Machiorlette
Vice President of Corporate            79,749(6)                 60,000                 19,749                           *
Development (since 1999)


Howard Warner
Vice President of Professional
Services                               96,948(7)                 75,000                 21,948                           *
(since 1999)


David Haines
Vice President of Business             31,250(8)                 25,000                  6,250                           *
Development (since 1999)


*  Less than 1%

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities and Exchange Act of 1934, as amended, and unless otherwise indicated, represent shares for which the beneficial owner has sole voting and investment power.

(2) Comprised of shares issuable to the named individuals upon purchase under the Cotelligent, Inc. 1999 Leveraged Stock Purchase Plan (subject to the terms of the Stock Purchase Agreement, Promissory Note and Pledge Agreement for such stock purchase).

(3) Includes 266,667 shares of common stock that may be acquired upon the exercise of options issued pursuant to our long term incentive plan, which are exercisable within 60 days of the date hereof.

(4) Includes 150,000 shares of common stock that may be acquired upon the exercise of options issued pursuant to our long term incentive plan, which are exercisable within 60 days of the date hereof.

(5) Includes 25,000 shares of common stock that may be acquired upon the exercise of options issued pursuant to our long term incentive plan, which are exercisable within 60 days of the date hereof.

(6) Includes 19,376 shares of common stock that may be acquired upon the exercise of options issued pursuant to our long term incentive plan, which are exercisable within 60 days of the date hereof.

(7) Includes 12,500 shares of common stock that may be acquired upon the exercise of options issued pursuant to our long term incentive plan, which are exercisable within 60 days of the date hereof.

(8) Includes 6,250 shares of common stock that may be acquired upon the exercise of options issued pursuant to our long term incentive plan, which are exercisable within 60 days of the date hereof.

(A) Mr. Jackson has served as Chief Financial Officer and Treasurer since June 1999. From May 1998 until June 1999, Mr. Jackson served in the capacities of Executive Vice President, Corporate Development and General Counsel. Mr. Jackson served as Senior Vice President of Corporate Development and General Counsel since September 1995, as Secretary from September 1996 until September 1997 and as Chief Financial Officer from November 1996 until January 1998.


                              PLAN OF DISTRIBUTION

     The shares of our common stock covered by this prospectus will be sold, if at all, by the individuals named above, and not by us. The shares may be sold from time to time as follows:

* on the New York Stock Exchange, which may involve crosses and block transactions;

*    to purchasers directly;

*    in ordinary brokerage transactions in which the broker solicits purchasers;

* through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;

*    through the writing of options on the shares;

* through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

* through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

* through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

* through exchange distributions in accordance with the rules of the applicable exchange;

*    in any combination of one or more of these methods; or

*    in any other lawful manner.

     These sales may be made at prices related to the then current market price or otherwise at prices and on terms then prevailing, or in privately negotiated transactions. In effecting sales, a broker or dealer engaged by an individual using this prospectus to sell common stock may arrange for other brokers or dealers to participate in the sale. In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rules 144 or 701(g) under the Securities Act may be sold thereunder rather than by this prospectus.

     In connection with distributions of the shares or otherwise, an individual using this prospectus to sell common stock may enter into hedging transactions with a broker-dealer. In connection with such a transaction, a broker-dealer may engage in short sales of shares registered hereunder in the course of hedging the positions they assume with the seller. The seller may also sell shares short and deliver the shares to close out such short positions. The seller may also enter into an option or other transaction with a broker-dealer which requires the delivery to the broker-dealer of shares we have registered, which the broker-dealer may resell by this prospectus.

     A seller may pay a broker-dealer or an agent compensation in the form of commissions, discounts or concessions. The broker-dealer and any other participating broker-dealer may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

     We may be required to file a supplemental prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting". In that case, a supplement to this prospectus would contain (1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller, (2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions. Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

     We have advised the people identified in this prospectus as potential sellers of common stock that during any period when they may be engaged in a distribution of the shares offered by this prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any seller, any affiliated purchaser and any broker-dealer or other individual who participates in such a distribution from bidding for or purchasing, or attempting to induce any individual to bid for or purchase any security, that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of these factors may affect the marketability of our common stock.

     The people identified in this prospectus as potential sellers of common stock offer to sell all, some or none of the shares covered by this prospectus. Because it is possible that a significant number of shares could be sold simultaneously by means of this prospectus, such sales, or the possibility thereof, may have an adverse effect on the market price of our common stock.




                                 INDEMNIFICATION

     Our Amended and Restated Bylaws provide that we shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended, ("DGCL") indemnify our officers and directors as permitted pursuant thereto.

     Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.


     Article Seven of our Amended and Restated Certificate of Incorporation, provides that our directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the DGCL which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit. We maintain liability insurance for the benefit of our directors and officers.

                            VALIDITY OF COMMON STOCK

The validity of our common shares will be passed on by Morgan, Lewis & Bockius LLP, New York, New York.

                                     EXPERTS

     The financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 1999 incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated April 26, 1999, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The  following  documents  filed by us with  the  Securities  and  Exchange
Commission   ("SEC")  are  incorporated  by  reference  into  this  Registration
Statement:

(a) Our Quarterly Reports on Form 10-Q filed with the SEC on February 14, 2000, November 15, 1999, and August 16, 1999;

(b)  Our Annual Report on Form 10-K filed with the SEC on June 29, 1999;

(c) Our Current Reports describing unscheduled material events on Form 8-K filed with the SEC on February 14, 2000, December 6, 1999, and October 4, 1999; and

(d) Our Registration Statement on Form 8-A filed with the SEC on February 18, 1998, describing our common stock, including any amendments or reports filed for the purpose of updating the description of our common stock that is incorporated by reference therein.

     All  reports  and other  documents  subsequently  filed by us  pursuant  to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                     Experts

     The financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 1999 incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report dated April 26, 1999, and are included herein in reliance upon the authority of said firm as experts in giving said report.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

                                     -II-1-

Item 6.  Indemnification of Directors and Officers.

     Our Amended and Restated Bylaws provide that we shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended, ("DGCL") indemnify our officers and directors as permitted pursuant thereto.

     Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnify for such expenses despite such adjudication of liability.

     Article Seven of our Amended and Restated Certificate of Incorporation, provides that our directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the DGCL which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit. We maintain liability insurance for the benefit of our directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

Exhibit   Description

4.1 Certificate of Incorporation of Cotelligent, Inc. (Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

4.2       By-Laws  of  Cotelligent,   Inc.  (Exhibit  3.2  of  the  Registration
          Statement on Form S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

4.3 Certificate of Amendment of Certificate of Incorporation of Cotelligent, Inc. (Exhibit 3.3 of the Annual Report on Form 10-K (File No. 00-25372) filed with the SEC on June 29, 1999, is hereby incorporated by reference)

                                     -II-2-

5.1  Opinion of Morgan, Lewis & Bockius LLP.

23.1 Consent of Arthur Andersen LLP.

23.3 Consent of Morgan Lewis & Bockius LLP (included in Exhibit 5.1).

24   Powers of Attorney (included on page II-5 of this Registration Statement).

Item 9.  Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect  in the  Prospectus  any facts or events  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

               (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against
public  policy  as  expressed  in  the   Securities   Act  and

                                     -II-3-
is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                                     -II-4-

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Francisco, State of California, on March , 2000.

                 COTELLIGENT, INC.


                 By:/s/ James R. Lavelle
                    --------------------
                    James R. Lavelle
                    Chairman of the Board, Chief Executive Officer and President

                               POWERS OF ATTORNEY

     Each person whose signature appears below hereby authorizes, appoints and constitutes James R. Lavelle, Michael L. Evans, and Daniel E. Jackson, and each of them singly, his true and lawful attorneys-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign and file any and all amendments to this Registration Statement with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and he hereby ratifies and confirms all that said attorneys-in-fact or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirement of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                  Title                              Date




/s/  James R. Lavelle       Chairman of the Board,                 March 7, 2000
---------------------       Chief Executive Officer
James R. Lavelle            and President
                            (Principal Executive Officer)

/s/ Edward. E. Faber        Vice Chairman of the Board             March 7, 2000
--------------------
Edward E. Faber

/s/ Daniel E. Jackson       Executive Vice President,              March 7, 2000
---------------------       Chief Financial Officer and
Daniel E. Jackson           Treasurer and Director
                            (Principal Financial Officer)

/s/ Curtis J. Parker        Vice President, Chief Accounting       March 7, 2000
--------------------        Officer (Principal Accounting
Curtis J. Parker            Officer)



                                     -II-5-

/s/ Jeffrey J. Bernadis     Director                               March 7, 2000
-----------------------
Jeffrey J. Bernardis


/s/ Anthony M. Frank        Director                               March 7, 2000
--------------------
Anthony M. Frank


/s/ B. Tom Green            Director                               March 7, 2000
----------------
B. Tom Green


/s/ Harvey L. Poppel        Director                               March 7, 2000
--------------------
Harvey L. Poppel


/s/ Ralph H. Baxter         Director                               March 7, 2000
-------------------
Ralph H. Baxter, Jr.

                                     -II-6-

                                    EXHIBITS

Exhibit   Description

4.1 Certificate of Incorporation of Cotelligent, Inc. (Exhibit 3.1 of the Registration Statement on Form S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

4.2       By-Laws  of  Cotelligent,   Inc.  (Exhibit  3.2  of  the  Registration
          Statement on Form S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

4.3 Certificate of Amendment of Certificate of Incorporation of Cotelligent, Inc. (Exhibit 3.3 of the Annual Report on Form 10-K (File No. 00-25372) filed with the SEC on June 29, 1999, is hereby incorporated by reference)

5.1       Opinion of Morgan, Lewis & Bockius LLP.

23.1      Consent of Arthur Andersen LLP.

23.3      Consent of Morgan Lewis & Bockius LLP (included in Exhibit 5.1).

24        Powers  of  Attorney  (included  on page  II-5  of  this  Registration
          Statement).

                                     -II-7-

                                                                     Exhibit 5.1



                                                              March 3, 2000


Cotelligent, Inc.
101 California Street
San Francisco, California 94111

              Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Cotelligent, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), for the registration by the Company of 2,025,000 shares (the "Shares") of Common Stock, par value $.01 per share, which may be issued under the Company's 1999 Leveraged Stock Purchase Plan (the "Plan"), and under a stock option agreement between the Company and Mr. David Haines (the "Agreement").


     In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan and Agreement, the Amended and Restated Certificate of Incorporation of the Company, the Amended and Restated By-Laws of the Company, and such other documents, records and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

              Based upon the foregoing, we are of the following opinion:

     The Shares, when issued in accordance with the terms of the Plan and/or Agreement, and for a consideration per Share of not less than the par value per Share, will be duly authorized, validly issued, fully paid and non-assessable.

     We are expressing the opinions above as members of the Bar of the State of New York and express no opinion as to any law other than the General Corporation Law of the State of Delaware.


     We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                    Very truly yours,

                                                    /s/ Morgan, Lewis &  Bockius

                                     -II-8-

                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

To Cotelligent, Inc.

As independent public accountants, we hereby consent to the use (incorporation by reference) in this registration statement of our report dated April 26, 1999 included herein (in the company's Form 10-K for the year ended March 31, 1999) and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP


San Francisco, California
March 6, 2000

                                     -II-9-